Exhibit 10.20

FIRST AMENDMENT AGREEMENT

THIS FIRST AMENDMENT AGREEMENT (this “Amendment”), dated as of November 23, 2009, is among RENAISSANCERE HOLDINGS LTD. (the “Borrower”), the Lenders listed on the signature pages hereto and BANK OF AMERICA, N.A., as LC Issuer and as Administrative Agent for the Lenders.

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to that certain Third Amended and Restated Credit Agreement dated as of April 9, 2009 (the “Credit Agreement”); and

WHEREAS, the parties hereto wish to amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual agreements herein contained, hereby agree as follows:

Section 1. Credit Agreement Definitions. Capitalized terms used herein that are defined in the Credit Agreement shall have the same meaning when used herein unless otherwise defined herein.

Section 2. Amendments To Credit Agreement. Effective on (and subject to the occurrence of) the First Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:

(a) Amendments to Section 1.1. Section 1.1 of the Credit Agreement is amended as follows:

(i) The definition of “Insurance-Linked Securities Fund” is restated in its entirety to read as follows:

Insurance-Linked Securities Fund means a pooled investment vehicle formed or organized by a member of the ILS Fund Group (i) which is not licensed by a Governmental Authority to engage in the insurance business by issuing Primary Policies or entering into Reinsurance Agreements or Industry Loss Warranties, (ii) which is managed by a Non-Insurance Subsidiary or a member of the ILS Fund Group, (iii) which invests in any or all of the following: bonds and other securities, repurchase agreements, Swap Contracts and other arrangements related to insurance, reinsurance and weather, energy and related commodity derivatives transactions including Industry Loss Warranties or collateralized reinsurance contracts, and (iv) the ownership or profit interests in which may be held by institutional investors and/or one or more members of the ILS Fund Group.

(ii) The definition of “Subsidiary” is amended by inserting the following at the end thereof:

“nor shall any member of the ILS Fund Group be deemed to be a Subsidiary of the Borrower provided that the Borrower directly owns 100% of the beneficial, economic and voting rights of RenaissanceRe Fund Management Holdings Ltd.”

(iii) The following new definition is added in the proper alphabetical order:

“ILS Fund Group means RenaissanceRe Fund Management Holdings Ltd., a Bermuda company, its Subsidiaries in existence on October 1, 2009 and each Subsidiary (including any Insurance-Linked Securities Fund or Person licensed as an insurance company) formed after October 1, 2009 in connection with the establishment and management of Insurance-Linked Securities Funds.”

(b) Amendment to Section 1.3. The proviso in the first sentence of Section 1.3 of the Credit Agreement is amended to read as follows:

;provided, however, that for purposes of calculating the financial covenants, the financial statements required under Section 6.1(a) shall be adjusted so that DaVinciRe Holdings Ltd., DaVinci Reinsurance Ltd. and the ILS Fund Group shall be accounted for under the equity method rather than consolidated as Subsidiaries.

(c) Amendment to Section 6.9. The second parenthetical of Section 6.9 of the Credit Agreement is amended in its entirety to read as follows:

“(including the management of Insurance-Linked Securities Funds through a Non-Insurance Subsidiary or through the ILS Fund Group)”.

(d) Amendment to Section 7.6 Section 7.6 of the Credit Agreement is amended in its entirety to read as follows:

“Transactions with Affiliates. Not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist, directly or indirectly, any arrangement, transaction or contract with any of its Affiliates unless such arrangement, transaction or contract is on an arm’s length basis; provided that there shall be excluded from the foregoing restrictions (a) transactions between the Borrower and the Joint Venture, between the Borrower and any wholly-owned Subsidiary of the Borrower, between any wholly-owned Subsidiaries of the Borrower or between any wholly-owned Subsidiary of the Borrower and the Joint Venture, (b) transactions expressly contemplated by written contracts between (i) the Borrower or any wholly owned Subsidiary of the Borrower, on the one hand, and any non-wholly owned Subsidiary or Affiliate of the Borrower (other than a member of the ILS Fund Group) on the other hand or (ii) any non-wholly owned Subsidiary of the Borrower and any Affiliate of the Borrower (other than a member of the ILS Fund Group); provided the aggregate net amount paid by the Borrower and its

Subsidiaries thereunder does not exceed $10,000,000 in any Fiscal Year, and (c) transactions between the Borrower or any of its Subsidiaries and a member of the ILS Fund Group provided such transaction is (i) related to the business of the Borrower as set forth in Section 6.9, (ii) in compliance with the Borrower’s then-existing underwriting and investment guidelines (collectively, the “Guidelines”) and (iii) conducted on an arms’ length basis. For the avoidance of doubt, each transaction between the Borrower or one of its Subsidiaries and a member of the ILS Fund Group must meet the Guidelines as well as any related transaction entered into by the Borrower or such Subsidiary with a third party for the benefit or on behalf of such ILS Fund Group member. By way of example, an Insurance Subsidiary may not act as a fronting reinsurer on behalf of a member of the ILS Fund Group with respect to a reinsurance risk unless such Insurance Subsidiary would have been in compliance with the Guidelines had such Insurance Subsidiary taken the reinsurance risk directly.”

(e) Amendment to Article VII. Article VII is amended by inserting the following new Section 7.13 at the end thereof:

“SECTION 7.13 Investments in ILS Fund Group. Not, and not permit its Subsidiaries to, (i) incur contingent liabilities or otherwise provide credit support (including granting a Lien on any of its assets) for the Debt of or enter into any net worth maintenance agreements with respect to any member of the ILS Fund Group at any time or (ii) make any loans to purchase or redeem any capital stock of or otherwise make any investment in any member of the ILS Fund Group during the existence or continuation of any Default or Event of Default.”

Section 3. Representation and Warranties. In order to induce the Lenders, the LC Issuer and the Administrative Agent to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Lenders, the LC Issuer and to the Administrative Agent that both before and after giving effect to the Amendment that:

(a) No Event of Default or Default has occurred and is continuing or will result from the execution and delivery or effectiveness of this Amendment; and

(b) the warranties of the Borrower contained in Article V of the Credit Agreement are true and correct as of the date hereof and the Amendment Effective Date, with the same effect as though made on such date; provided that (i) with respect to clause (a) of Section 5.2, the reference to “2007 Fiscal Year” therein shall instead be a reference to “2008 Fiscal Year”.

Section 4. Conditions to Effectiveness. The Amendments set forth in Section 2 hereof shall become effective on the date (the “Amendment Effective Date”) when the Administrative Agent shall have received four counterparts of this Amendment executed by the Borrower, the Administrative Agent and the Required Lenders.

Section 5. Reaffirmation of Loan Documents. From and after the date hereof, each reference to the Credit Agreement that appears in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. As amended hereby, the Credit Agreement is hereby reaffirmed, approved and confirmed in every respect and shall remain in full force and effect.

Section 6. Counterparts; Effectiveness. This Amendment may be executed by the parties hereto in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

Section 7. Governing Law; Entire Agreement. This Amendment shall be deemed a contract made under and governed by the laws of the State of New York. This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements with respect thereto.

Section 8. Loan Document. This Amendment is a Loan Document.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

RENAISSANCERE HOLDINGS LTD.

By:	/s/ Jeffrey D. Kelly
Title: Chief Financial Officer and Executive Vice President

BANK OF AMERICA, N.A., as Administrative Agent, LC Issuer and Lender

By:	/s/ Debra Basler
Title: Senior Vice President

CITIBANK N.A.

By:	/s/ Peter C. Bickford
Title: Vice President

THE BANK OF NEW YORK MELLON BANK

By:	/s/ Illegible
Title: Vice President

THE BANK OF N.T. BUTTERFIELD & SON LIMITED.

By:	/s/ Alan Day
Title: Vice President

By:	/s/ Dan McCleary
Title: Vice President

S-1

WACHOVIA BANK NATIONAL ASSOCIATION

By:	/s/ William R. Goley
Title: Director

UBS LOAN FINANCE LLC

By:	/s/ Illegible
Title: Associate Director

By:	/s/ Illegible
Title: Associate Director

BARCLAYS BANK PLC

By:	/s/ Stuart Ratcliffe
Title: Director - Insurance

S-2